Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673
FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Announces Druten Joins Alliance GP, LLC Board of Directors

TULSA, Oklahoma, January 8, 2007 – Alliance Holdings GP, L.P. (NASDAQ: AHGP) today announced that Robert J. Druten has been elected to the Board of Directors of Alliance GP, LLC (“AGP”), the managing general partner of AHGP. Mr. Druten, 58, joins a Board of four members, three of whom are outside directors at AGP, and will serve on its Audit Committee. Most recently, Mr. Druten was the Executive Vice President and Chief Financial Officer at Hallmark Cards, Inc. since September 1994. From 1991 until 1994, he served as Executive Vice President and Chief Financial Officer of Crown Media, Inc., a cable communication subsidiary of Hallmark. Previously, he served as Vice President of Corporate Development and Planning of Hallmark Cards, Inc., from 1989 until 1991.

Prior to joining Hallmark in 1986, Mr. Druten held a variety of executive positions with Pioneer Western Corporation from 1983 until 1986. Mr. Druten holds a BS in Accounting from Kansas University as well as a MBA from Rockhurst University. Mr. Druten currently serves as a member of the Board of Directors of Kansas City Southern Industries, Inc. (NYSE: KSU), a transportation and financial services company. Mr. Druten is also a Trustee and Chairman of the Board of Entertainment Properties Trust (NYSE: EPR), a real estate investment trust focused on the acquisition of movie theatre complexes and other entertainment related properties.

“Bob Druten brings to the Alliance organization an excellent track record of providing counsel for and oversight of major international corporations with complex operations and transactions. His knowledge and experience across the energy industry as well as financial transactions will enhance AHGP’s focus on assisting Alliance Resource Partners, L.P. in the implementation of its business strategy by assisting it in identifying, evaluating, and pursuing growth opportunities,” said Mr. Joseph W. Craft, Chairman of the Board of Directors and President and CEO of AGP.

Alliance Holdings GP, L.P. is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of Alliance Resource Partners, L.P. (NASDQ: ARLP), through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP. In addition, Alliance Holdings GP, L.P. owns 15,544,169 common units of ARLP.

Partnership news, unit prices and additional information about Alliance Holdings GP, L.P. including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com. For more information, contact the investor relations department of Alliance Holdings GP, L.P. at 918-295-1415 or via e-mail at investorrelations@ahgp.com.

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FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: initially, our operating cash flow will be derived exclusively from cash distributions from Alliance Resource Partners, L.P. (“ARLP”); the risks to the business of ARLP include: fluctuation in coal prices, which could adversely affect ARLP’s operating results and cash flows; if the direct or indirect benefit to ARLP from certain state and federal tax credits, including non-conventional source fuel tax credits is materially reduced, it could negatively impact ARLP’s results of operations and reduce ARLP’s cash available for distribution; from time to time, conditions in the coal industry may make it difficult for ARLP to extend existing or enter into new long-term contracts, which could materially adversely affect the stability and profitability of ARLP’s operations.

Additional information concerning these and other factors can be found in the Partnership’s public periodic filings with the Securities and Exchange Commission. Except as required by applicable securities laws, the Partnership does not intend to update its forward-looking statements.

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